Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grubb & Ellis Company

We hereby consent to the inclusion in this Annual Report on Form 10-K of Grubb & Ellis Company for the years ended December 31, 2010 and 2009 of our report dated November 19, 2009, relating to the statement of financial condition of Grubb & Ellis Securities, Inc. (f.k.a. NNN Capital Corp.) as of December 31, 2008, and the related statements of operations, changes in stockholder’s equity, and cash flows for the year ended December 31, 2008.

/s/  PKF

PKF
Certified Public Accountants
A Professional Corporation

San Diego, California
March 31, 2011

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